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                                                                    EXHIBIT 23.1

                        INDEPENDENT ACCOUNTANTS' CONSENT

The Board of Directors
Insight Enterprises, Inc.:

We consent to incorporation by reference in the registration statements (No. 333-42684, No. 333-42686, No. 33-96286, No. 33-96280, No. 33-03158 and No.
333-69113) on Form S-8 and (No. 333-14331, No. 333-16655, No. 333-63379 and No.
333-98281) on Form S-3 of Insight Enterprises, Inc. of our report dated January 30, 2003, except as to note 20 which is as of March 1, 2003, related to the consolidated balance sheets of Insight Enterprises, Inc. and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of operations, stockholders' equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2002, which report appears in the December 31, 2002 annual report on Form 10-K of Insight Enterprises, Inc.

Our report dated January 30, 2002, except as to note 20 which is as of March 1, 2003, refers to a change in method of accounting for goodwill and other intangible assets during the year ended December 31, 2002.

/s/ KPMG LLP
Phoenix, Arizona
March 26, 2003